UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2022

American Outdoor Brands, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39366	84-4630928
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 North Route Z, Suite A Columbia, Missouri		65202
(Address of principal executive offices)		(Zip Code)

(800) 338-9585

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 per Share	AOUT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 §CRF 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 7.01.       Regulation FD Disclosure.

On March 10, 2022, we announced that we have entered into an agreement to acquire substantially all of the assets of the Grilla Grills business of Fahrenheit Technologies, Inc., a Michigan corporation (“FTI”), pursuant to an Asset Purchase Agreement by and among our indirect subsidiary, AOB Products Company, a Missouri corporation, FTI, and the shareholder of FTI set forth therein. The acquisition was financed using both cash on hand and availability from our existing line of credit.

On March 14, 2022, we issued a press release announcing the closing of the acquisition of substantially all of the assets of Grilla Grills. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description

99.1	Press release from the Registrant, dated March 14, 2022, entitled “American Outdoor Brands Completes Previously Announced Acquisition of Grilla Grills”
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN OUTDOOR BRANDS, INC.

Date: March 14, 2022	By:	/s/ H. Andrew Fulmer
H. Andrew Fulmer
Executive Vice President, Chief Financial Officer, and Treasurer